U.S. GLOBAL BROKERAGE, INC.
                   DISTRIBUTOR OF U.S. GLOBAL INVESTORS FUNDS
                      AND U.S. GLOBAL ACCOLADE FUNDS SHARES

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                             SELLING GROUP AGREEMENT
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     U.S. Global Brokerage,  Inc. is the principal underwriter for the shares of
U.S. Global Investors Funds and U.S. Global Accolade Funds (hereinafter the "Trust" or "Trusts"), Massachusetts business trusts registered as open-end management investment companies under the Investment Company Act of 1940 (the "Act"). The Trusts are series funds presently authorized to issue the series of shares listed on Attachment A. The intent of the Trusts is to issue additional series, and each of the current and planned series may offer multiple classes of shares (hereinafter "Fund" or "Funds"). The shares of additional series of the Trusts may become available for sale in the future, in which event, the terms and conditions of this Agreement will be fully applicable thereto.

     We are pleased to invite you to participate in the distribution of the shares of the series of the Trusts under the terms and conditions hereinafter set forth.

     1. As principal underwriter, we have the exclusive right to coordinate distribution of Trust shares. We are not the agent of any dealer or any other purchaser of shares of the Trusts, and all sales of the shares of the Trusts made under this Agreement are made by application to the Trusts. You are not authorized to act as our agent or as agent of the Trusts for any purpose. Our obligations to you under this agreement are subject to all of the provisions of the Distribution Agreements between us and the Trusts.

     2. The prices at which Trust shares may be offered by you to your customers are the public offering prices described in the then-current prospectus of the several series.

     3. All orders are subject to acceptance or rejection by the Trusts at the San Antonio, Texas office, in their sole discretion, and all orders which are accepted by the Trusts will be deemed to be accepted at the office in Texas. Orders accepted will be confirmed at the applicable public offering price determined in the manner described in the then-current prospectus of the appropriate Trust series. No conditional order will be accepted on any basis other than as specified in the then-current prospectus of the appropriate Trust series. The procedure for

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          handling  orders will be subject to regulations  which we, the Trusts,
          NSCC or DST, shall issue, from time to time, to dealers.

     4.   By accepting this offer, you agree:

          (a) that you will offer and sell Trust shares only to those persons who are eligible to purchase such shares;

          (b) that you will offer Trust shares only in those jurisdictions in which the shares may lawfully be offered for sale, as to which we may advise you, from time to time;

          (c) that you will not purchase any shares from your customers at a price lower than the appropriate redemption price currently established by the Trust for its shares. Nothing herein contained, however, shall prevent you from selling any of such shares for the account of your customers to the Trust, at the redemption price currently established with respect to such shares and, at your option, charging your customers a fee for handling the transaction;

          (d) that you will sell shares to your customers only at the public per share offering price then in effect;

          (e) that you will not withhold placing with us customers' orders for shares so as to benefit yourself as a result of such withholding;

          (f) that you will use your best efforts to develop and promote sales of the shares, that you will be responsible for the proper instruction and training of all sales personnel employed by you in order that Trust shares will be offered hereunder in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations, and that you will indemnify and hold us harmless in the event that you, or any of your sales representatives, should violate any such law, rule or regulation, or any provision of this Agreement which may result in liability to us, including payment of reasonable attorneys' fees; and (g) that you will bear all expenses incurred in connection with your performance of the terms of this Agreement.

     5. Payment for shares must be made in accordance with the then-current prospectus of the appropriate Trust series.

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     6.   We (directly  or in  conjunction  with a Trust or Trusts)  reserve the right, in our discretion, upon reasonable notice, to suspend sales or withdraw the offering of shares entirely, to change the price, or to cancel this Agreement.

     7. No member of your organization is authorized by us or by the Trust to give any information or make any representation concerning the shares of the Trust, except those contained in the then-current statutory prospectus relating to such shares and reports to shareholders, and in such other printed material as we shall, from time to time supply.

     8. In accordance with the terms of a Rule 12b-1 Distribution Plan that has been duly adopted by the Board of Trustees and approved by shareholders with respect to particular Trust series, the Trust, subject to authorization by the Board of Trustees, may make payments to brokers engaged in the distribution of Fund shares and who administer the accounts of shareholders.

     9. Your acceptance of this Agreement constitutes your representation to us that you are a properly registered or licensed broker-dealer under federal and appropriate state securities laws and regulations, and that you are a member of the National Association of Securities Dealers, Inc. Any provision of this Agreement to the contrary notwithstanding, in the event that you are expelled from the National Association of Securities Dealers, Inc., this Agreement will terminate automatically without notice.

     10. All communications to us relating to matters covered by this Agreement should be sent to our Texas office. Notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

     11. This Agreement shall become effective as of the date when it is executed and dated by you below. This Agreement is terminable by you or by us, in each case effective within 30 days upon receipt by the non-terminating party of notice sent by the terminating party. This Agreement and all of the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas. This agreement shall not be assigned or transferred; provided, however, that we may assign or transfer this Agreement to any successor firm or corporation which becomes the principal underwriter or distributor of the Trusts.


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U.S. GLOBAL BROKERAGE, INC.
7900 CALLAGHAN ROAD
SAN ANTONIO, TX 78229
(210) 308-1258   (210) 308-1274 FAX

Dated: 8-27-98

By: /s/ Eli Suarez
Name: Eli Suarez
Title: Vice President

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth.

Dated: 8-31-98

Firm Name: Fiserv Correspondent Services, Inc.

Authorized Signature By: /s/ Michael P. Saraues

Title: Executive Vice President

Address: P.O. Box 5000
         Denver, CO 80217

Telephone Number: (303) 291-5480

Fax Number: (303) 291-5592

PLEASE RETURN ONE EXECUTED COPY OF THIS AGREEMENT TO U.S. GLOBAL BROKERAGE, INC. THE SECOND COPY IS FOR YOUR RECORDS.

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                                    EXHIBIT A

                            LIST OF FUNDS SUBJECT TO
                             SELLING GROUP AGREEMENT

         FUND NAME                                    CUSIP NO'S
     --------------------------------------------------------------
                      U.S. GLOBAL INVESTORS FUNDS
     --------------------------------------------------------------

     Gold Shares Fund                                     911478105
     All American Equity Fund                             911476604
     Global Resources Fund                                911476208
     Tax Free Fund                                        911476505
     Income Fund                                          911476406
     World Gold Fund                                      911476802
     Real Estate Fund                                     911476877
     Near-Term Tax Free Fund                              911476851
     China Region Opportunity Fund                        911476828


                           U.S. GLOBAL ACCOLADE FUNDS
     --------------------------------------------------------------

     Bonnel Growth Fund                                   90330L105
     MegaTrends Fund                                      90330L204
     Adrian Day Global Opportunity Fund                   90330L303
     Regent Eastern European Fund                         90330L402